EXHIBIT 99.3

PRO FORMA MUFG AMERICAS HOLDINGS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013 AND THE THREE MONTHS ENDED MARCH 31, 2016 AND CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2016

Introduction
On June 30, 2016, MUFG Americas Holdings Corporation ("MUAH") entered into a definitive contribution agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), a Japanese banking entity, and Mitsubishi UFJ Financial Group, Inc. (“MUFG”), a joint stock corporation incorporated under the laws of Japan, in order to fulfill the requirements of the Federal Reserve Board’s Enhanced Prudential Standards rules for foreign banking organizations (“EPS Rules”). Under the EPS Rules, MUFG designated MUAH as its U.S. intermediate holding company (“IHC”) and MUFG and BTMU transferred substantially all interests in their U.S. subsidiaries to the IHC effective July 1, 2016. The entities contributed to MUAH (“the Acquired Entities”) consist of MUFG Securities Americas Inc. (formerly Mitsubishi UFJ Securities (USA), Inc.), MUFG Fund Services (USA) LLC, BTMU Capital Corporation, BTMU Securities, Inc. and MUFG Americas Capital Company.
The unaudited pro forma condensed consolidated statements of income and balance sheet (pro forma financial statements) combine the historical consolidated financial statements of MUAH and the financial statements of the Acquired Entities to illustrate the potential effect of the acquisitions. The Acquired Entities were previously directly or indirectly owned by MUFG or BTMU.

Adjustments and Assumptions

The pro forma financial statements have been derived by the application of intercompany eliminations ("pro forma adjustments") to the historical consolidated financial statements of MUAH. No additional purchase price adjustments were required as the acquisitions constitute a reorganization of entities under common control. The pro forma condensed consolidated statements of income for the years ended December 31, 2015, 2014 and 2013 and three months ended March 31, 2016, and condensed consolidated balance sheet as of March 31, 2016 give effect to the acquisitions as if they had occurred on January 1, 2013. The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions may differ from the pro forma adjustments.

MUFG AMERICAS HOLDINGS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

For the Three Months Ended March 31, 2016

(Dollars in millions)	MUAH	ACQUIRED ENTITIES	PRO FORMA ADJUSTMENTS (1)	PRO FORMA CONSOLIDATED
Net Interest Income	$697	$26	$—	$723
(Reversal of) provision for loan losses	162	—	—	162
Net interest income after (reversal of) provision for loan losses	535	26	—	561
Noninterest Income	395	85	(6)	474
Noninterest Expense	876	99	(6)	969
Income before income taxes and including noncontrolling interests	54	12	—	66
Income tax expense	17	1	—	18
Net income including noncontrolling interests	37	11	—	48
Deduct: Net loss from noncontrolling interests	12	—	—	12
Net income attributable to MUAH	$49	$11	$—	$60

(1) Intercompany eliminations

For the Year Ended December 31, 2015

(Dollars in millions)	MUAH	ACQUIRED ENTITIES	PRO FORMA ADJUSTMENTS (1)	PRO FORMA CONSOLIDATED
Net Interest Income	$2,815	$75	$—	$2,890
(Reversal of) provision for loan losses	228	—	—	228
Net interest income after (reversal of) provision for loan losses	2,587	75	—	2,662
Noninterest Income	1,530	359	(49)	1,840
Noninterest Expense	3,438	346	(49)	3,735
Income before income taxes and including noncontrolling interests	679	88	—	767
Income tax expense	151	18	—	169
Net Income including noncontrolling interests	528	70	—	598
Deduct: Net loss from noncontrolling interests	45	—	—	45
Net income attributable to MUAH	$573	$70	$—	$643

(1) Intercompany eliminations

MUFG AMERICAS HOLDINGS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

For the Year Ended December 31, 2014

(Dollars in millions)	MUAH	ACQUIRED ENTITIES	PRO FORMA ADJUSTMENTS (1)	PRO FORMA CONSOLIDATED
Net Interest Income	$2,862	$43	$—	$2,905
(Reversal of) provision for loan losses	6	3	—	9
Net interest income after (reversal of) provision for loan losses	2,856	40	—	2,896
Noninterest Income	1,123	378	(30)	1,471
Noninterest Expense	2,823	463	(30)	3,256
Income before income taxes and including noncontrolling interests	1,156	(45)	—	1,111
Income tax expense (benefit)	359	(11)	—	348
Net Income (loss) including noncontrolling interests	797	(34)	—	763
Deduct: Net loss from noncontrolling interests	19	—	—	19
Net income attributable to MUAH	$816	$(34)	$—	$782

(1) Intercompany eliminations

For the Year Ended December 31, 2013

(Dollars in millions)	MUAH	ACQUIRED ENTITIES	PRO FORMA ADJUSTMENTS (1)	PRO FORMA CONSOLIDATED
Net Interest Income	$2,716	$—	$—	$2,716
(Reversal of) provision for loan losses	(29)	(5)	—	(34)
Net interest income after (reversal of) provision for loan losses	2,745	5	—	2,750
Noninterest Income	876	638	(22)	1,492
Noninterest Expense	2,713	469	(22)	3,160
Income before income taxes and including noncontrolling interests	908	174	—	1,082
Income tax expense	279	72	—	351
Net Income including noncontrolling interests	629	102	—	731
Deduct: Net loss from noncontrolling interests	18	—	—	18
Net income attributable to MUAH	$647	$102	$—	$749

(1) Intercompany eliminations

MUFG AMERICAS HOLDINGS CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
As of March 31, 2016

(Dollars in millions)	MUAH	ACQUIRED ENTITIES	PRO FORMA ADJUSTMENTS (1)	PRO FORMA CONSOLIDATED
Assets
Cash and cash equivalents	$8,295	$322	$(40)	$8,577
Securities borrowed and securities purchased under agreements to resell	29	28,082	—	28,111
Trading account assets	1,370	4,288	—	5,658
Securities	23,616	83	—	23,699
Loans held for investment, net	78,420	1,606	—	80,026
Other assets	9,179	1,351	(10)	10,520
Total assets	$120,909	$35,732	$(50)	$156,591
Liabilities
Deposits	$89,500	$—	$(40)	$89,460
Commercial paper and other short-term borrowings	647	3,150	—	3,797
Securities loaned and securities sold under agreements to repurchase	—	27,209	—	27,209
Long-term debt	11,843	609	—	12,452
Other liabilities	2,950	3,840	(10)	6,780
Total liabilities	104,940	34,808	(50)	139,698
Stockholders' Equity	15,969	924	—	16,893
Total liabilities and equity	$120,909	$35,732	$(50)	$156,591

(1) Intercompany eliminations